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                                                                   Exhibit 10.31

                                 LOAN AGREEMENT
                                 --------------

     THIS AGREEMENT is made as of the l7th day of April, 2001, by and between REGENERATION TECHNOLOGIES, INC. (the "Borrower"), a Delaware corporation, and BANK OF AMERICA, N.A. (the "Bank").

                                    Recitals
                                    --------

     The Borrower wishes to obtain credit from the Bank on the terms and conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

                                    ARTICLE I
                              BORROWING AND PAYMENT
                              ---------------------

     1.01 Revolving Line of Credit.
          ------------------------

          (a) The Bank hereby establishes in favor of the Borrower a revolving line of credit (the "Line of Credit"). The Borrower shall be entitled to borrow, repay and reborrow funds from the Bank in accordance with the terms hereof so long as the total principal amount owed to the Bank under the revolving line of credit does not exceed $10,000,000 (or such lesser amount as is set forth herein) during the Revolving Period (as defined herein). The Bank's obligation to make advances hereunder shall terminate at the expiration of the Revolving Period or such earlier date as is set forth herein.

          (b) The Borrower's indebtedness under the Line of Credit shall be evidenced by a Renewal Promissory Note (as amended, extended or renewed from time to time, the "Note") of even date herewith executed by the Borrower in favor of the Bank in the principal amount of $10,000,000.00. The Note shall bear interest at the rate set forth therein and shall be payable as set forth therein.

          (c) The Bank shall make each advance under the Line of Credit upon written or telephonic notice from the Borrower to the Bank requesting an advance. The notice shall specify the date for which the advance is requested (which must be a Business Day) and the amount of the advance. The Bank must receive the notice prior to 12:00 noon (Eastern time) on the Business Day of the advance. Alternatively, the Borrower may request advances by drawing checks on a deposit account that is linked to the credit facility hereunder in accordance with disbursement arrangements that are mutually satisfactory to the parties. The Bank will make each requested advance available to the Borrower not later than the close of business on the Business Day of the request by crediting the Borrower's account maintained with the Bank in the amount of the advance if as of such time:
     (i) the Bank's obligation to make advances hereunder has not terminated or expired; (ii) a Default or Event of Default has not occurred; and (iii) all conditions to the advance set forth herein or in any other Loan Documents have been satisfied. The Bank may rely upon any written or telephonic notice given by any Person that the Bank in good faith believes is an authorized representative of the Borrower without the necessity of any independent investigation. If any telephonic notice conflicts with a written confirmation, the telephonic notice shall govern if the Bank has acted in reliance thereon.

            (d) For purposes hereof, the "Revolving Period" shall mean a period commencing on the date hereof and ending on April 24, 2002. Notwithstanding the foregoing, the Revolving Period shall be automatically extended on April 24, 2002, and on each April 24 thereafter through April 24, 2003 (each such date, including April 24, 2002, an "Extension Date") for a one-year period commencing on each such Extension Date and continuing until the next April 24 thereafter unless the Bank in its sole discretion elects not to extend the Revolving Period in accordance with the terms hereof. If the Bank elects not to extend the Revolving Period, it shall provide written notice of such election to the Borrower at least 15 days prior to the next scheduled Extension Date. If the Bank provides such notice, then: (i) the Revolving Period shall terminate on the next scheduled Extension Date; and (ii) the Revolving Period shall not be further extended beyond such Extension Date. The Bank's election shall be final and binding, and the Bank may elect not to extend the Revolving Period whether or not a Default or Event of Default (as defined herein) has occurred. The Bank may condition any extension of the Revolving Period on such terms as it may deem appropriate (including, without limitation, payment of such fee as the Bank may require). Notwithstanding any contrary provision set forth herein, the Revolving Period shall not in any event extend beyond April 24, 2004.

     1.02   Borrowing Base.
            --------------

            (a) Notwithstanding any contrary provision set forth herein or in any other Loan Document, the Borrower agrees that the outstanding principal balance under the Note shall not at any time exceed the lesser of: (i) $10,000,000; or (ii) the Borrowing Base (as defined herein) then in effect.

            (b) For purposes hereof, the "Borrowing Base" shall mean 80% of the face amount of Eligible Receivables. For purposes hereof, "Eligible Receivables" shall mean all accounts receivable then outstanding for services and for goods, merchandise and other items of tangible Property (collectively, "Products") sold in the ordinary course of business by the Borrower. However, Eligible Receivables shall not include any account receivable with respect to which: (i) a final invoice has not been issued;
     (ii) delivery of the Products or performance of the services has not been completed; (iii) the invoice is conditional, permits returns or restricts collection rights or assignments in any respect (except, however, that the invoice may permit returns in the ordinary course of business); (iv) the invoice permits payment: (aa) more than 30 days after the invoice date;
     (bb) in any currency other than United States Dollars; or (cc) at any location outside the United States; (v) the obligation to pay is evidenced by chattel paper or any note or other instrument (unless duly endorsed and delivered to the Bank); (vi) the Products or services

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          have been rejected, returned or disputed in any way, whether in whole or in part, in which event the receivable shall be ineligible to the extent of such rejection, return or dispute; (vii) the customer has attempted to renegotiate the invoiced price or asserted any right of reduction, set-off, recoupment, counterclaim or defense; (viii) the account is outstanding 90 days or more after the invoice date; (ix) the account is 60 days or more past due from the due date; (x) the obliger under the receivable is also a creditor or supplier of the Borrower (in which case the amount of the receivable shall be reduced, for eligibility purposes, by the amount owed by the Borrower to such obligor); (xi) the collection of the receivable is doubtful or will be delayed by reason of the customer's financial condition; (xii) the Bank does not have a perfected first priority security interest in the receivable; (xiii) the invoice or corresponding account receivable is the subject of any financing statement, Lien or other encumbrance other than in favor of the Bank and other than Permitted Liens that are subordinate to the Bank's Lien; (xiv) the customer and its Affiliates account for more than 20% of all of the Borrower's accounts receivable then outstanding (in which case the amount in excess of 20% shall be deemed ineligible); (xv) the customer is an officer, director, employee or other Affiliate of the Borrower; (xvi) the customer is any United States governmental authority (except to the extent that the Borrower has complied with the federal Assignment of Claims Act); (xvii) the customer is located outside the continental United States unless the sale is on letter of credit, guaranty or other terms reasonably satisfactory in each case to the Bank; (xviii) the account receivable is owed by a customer who is 90 days or more past due on 50% or more of its obligations owed to the Borrower (in which event all receivables owed by the customer to the Borrower shall be deemed ineligible); or (xix) the Bank otherwise determines in its discretion that the receivable is ineligible hereunder.

          (c) The Bank has the right to deem any receivable as ineligible for lending purposes if it is not in the Bank's judgment adequately documented by the Borrower's books and records or if the Bank otherwise deems such receivable as ineligible for any reason. If at any time the outstanding principal balance under the Note exceeds the Borrowing Base then in effect, the Borrower shall immediately pay to the Bank the amount of such excess. The Borrower authorizes the Bank to charge any deposit account of the Borrower with the Bank for the amount of any such excess. The Borrower shall not be entitled to obtain any advance under the Note if the advance would result in a violation of the lending limits set forth herein. The Borrower shall deliver a borrowing base certificate to the Bank demonstrating compliance with the lending limits set forth herein: (i) not later than 30 days after the end of each calendar month (based upon the then outstanding balance of the Note as a percentage of Eligible Receivables as of the end of the immediately preceding calendar month); and
     (ii) at such other times as the Bank may request.

          (d) The Borrower acknowledges that the Borrowing Base may be monitored by the Bank's asset based lending group (the "ABL Group"). The Borrower shall: (i) fully cooperate with the Bank and the ABL Group in connection with any audit or review of the Borrower's receivables; (ii) permit the Bank and the ABL Group to have such access to the Borrower's books, records and premises as the Bank or the ABL Group may require

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     in connection with any such audit or review; and (iii) instruct and permit its customers and vendors to provide such information to the Bank and the ABL Group as the Bank or the ABL Group may require in connection with any such audit or review (and the Borrower hereby consents to any inquiries that the Bank or the ABL Group may make of such customers and vendors in connection with any such audit or inquiry). The Borrower shall pay all such fees as the Bank or the ABL Group may from time to time assess, in addition to any other fees set forth herein or in any other Loan Documents, in connection with any such review or audit.

     1.03   Loan Documents. The Obligations (the "Obligations") now or hereafter
            --------------
evidenced by the Note shall be secured by a first priority lien pursuant to the Security Agreement (as amended or restated from time to time, the "Security Agreement") of even date herewith executed by the Borrower in favor of the Bank covering the Borrowers inventory, accounts receivable, general intangibles and other assets described therein. The Borrower shall execute and deliver such financing statements and other documents as the Bank may reasonably request to perfect and continue perfection of the Bank's liens.

     1.04   Facility Fees.
            -------------

            (a) The Borrower shall pay the Bank a non-refundable closing fee of $35,000 on the date hereof.

            (b) The Borrower shall also pay the Bank a fee equal to 0.25% per annum (calculated on the basis of a 360 day year) of the daily average unused amount of the Line of Credit. The unused amount of the Line of Credit shall be calculated without giving effect to any borrowing base limitations, The Borrower shall pay the fee: (i) quarterly in arrears within 15days after each fiscal quarter end (commencing on July 15, 2001); and (ii) on the termination or expiration of the Line of Credit.

     1.05   Interpretation.
            --------------

            (a) Certain terms used herein shall have the meanings ascribed thereto in Appendix I attached hereto.

            (b) The definitions set forth in Appendix I attached hereto are equally applicable to both the singular and plural forms of the terms defined. The words "hereof', "herein" and "hereunder" when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

            (c) The Borrower shall cause its Subsidiaries to comply with all covenants and agreements imposed upon the Subsidiaries herein. Each provision set forth herein

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     obligating (or purportedly obligating) any Subsidiary to take, or refrain from taking, any action shall obligate the Borrower to cause such Subsidiary to take, or refrain from taking, such action.

                                   ARTICLE II
                                   CONDITIONS
                                   ----------

     2.01 Conditions to Initial Advance. The Bank shall have no obligation to
          -----------------------------
make the initial advance under the Line of Credit unless the Bank shall have received on or before the date hereof and the date of such advance in form reasonably satisfactory to it: (a) the duly executed Loan Documents; (b) such evidence of corporate authorization from the Borrower and each Subsidiary as the Bank may reasonably require; (c) good standing certificates indicating that the Borrower and each Subsidiary are in good standing in their respective states of incorporation and in any other states where they are required to qualify to do business (except where the failure to be so qualified would not have a Material Adverse Effect); and (d) certified articles of incorporation, bylaws or other applicable organizational documents of the Borrower and each Subsidiary.

     2.02. Conditions to Advances. The obligation, if any, of the Bank to make
           ----------------------
any advances hereunder or under the Note is subject, without limitation, to satisfaction of the following additional conditions precedent:

          (a) The representations and warranties of the Borrower and each Subsidiary set forth in this Agreement and in the Loan Documents shall be true and correct in all material respects on and as of the date of each such advance.

          (b) On the date of each such advance, the Borrower shall be in compliance with all the material terms and provisions set forth in this Agreement on its part to be observed or performed, and no Default or Event of Default shall be continuing hereunder.

     2.03 Other Documents. The Bank shall have received on or before the date
          ---------------
hereof or the date of any advance or credit extension hereunder such other documents or items as the Bank may reasonably request.

                                   ARTICLE III
                              AFFIRMATIVE COVENANTS
                              ---------------------

     3.01 Financial Statements. The Borrower will deliver to the Bank the
          --------------------
following:

          (a) Within forty five days after the end of each quarter of the Borrower's fiscal year, the Borrower's financial statements as of the end of and for such period in reasonable detail, setting forth in consolidated and comparative form the corresponding figures for that date and period and for the corresponding date and accounting period in the preceding fiscal year, certified by the Borrower's chief financial officer.

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            (b)  Within one hundred twenty days after the end of each fiscal year of the Borrower, the Borrower's financial statements as of the end of and for such year of the Borrower in reasonable detail, setting forth in consolidated and comparative form the corresponding figures for that date and period and for the corresponding date and period in the preceding fiscal year, audited and certified by independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Bank, whose certificate shall be satisfactory to the Bank in scope and substance.

            (c) Not later than 15 days after the end of each calendar month, an accounts receivable aging report certified to the Bank by the Borrower's chief financial officer.

            (d) Promptly upon receipt thereof, copies of all other detailed reports (if any) (including, without limitation, any management letters) submitted to the Borrower by independent certified public accountants in connection with each annual or interim audit or review of the books of the Borrower by such accountants.

            (e) With each delivery required under subparagraphs (a) and (b) above, a compliance certificate in form approved by the Bank executed by an executive officer of the Borrower demonstrating compliance with the Loan Documents.

            (f) Promptly upon the occurrence of any Default, a notice thereof, specifying the nature thereof; and promptly upon the occurrence of any event or discovery of any fact which might affect or indicate a material adverse change in the Borrower's financial condition, notice thereof specifying the nature thereof.

            (g) Promptly upon becoming available, upon request of the Bank, a copy of all: (i) reports, registration statements and other materials filed by the Borrower with the Securities and Exchange Commission; (ii.) offering circulars made in connection with any distribution or sale of the Borrowers securities; and (iii) notices, proxy statements and other materials mailed or distributed to the Borrower's shareholders.

            (h) Such other material information as the Bank may from time to time reasonably request.

     3.02   Financial Information. All financial information submitted by the
            ---------------------
Borrower hereunder shall be prepared in accordance with GAAP as in effect on the date of this Agreement on a basis consistently applied. The Borrower and its Subsidiaries will maintain books of account in accordance with GAAP. The books of account shall disclose the information necessary for determining whether the Borrower has satisfied any provisions or requirements of this Agreement.

     3.03   Taxes and Other Charges. The Borrower and its Subsidiaries will pay
            -----------------------
and discharge or cause to be paid and discharged all taxes, charges, liabilities or claims of any type at any time assessed against or incurred by the Borrower or any of its Subsidiaries, or which could become a lien against the Borrower and its Subsidiaries or any of their respective properties.

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Nothing in this subsection shall require the payment of any such sum if the
Borrower promptly notifies the Bank and by appropriate proceedings contests the same in good faith and so long as the Borrower, if so requested by the Bank, creates a funded reserve equal to the amount so claimed or assessed.

     3.04 Maintenance of Existence. Each of the Borrower and its Subsidiaries
          ------------------------
will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges as a corporation under the laws of its state of organization and any other jurisdiction where, in the opinion of the Borrower's counsel, the Borrower or any such Subsidiary should be qualified to do business. Each of the Borrower and its Subsidiaries will do or cause to be done all things necessary to preserve and keep in full force and effect its right to own Property and to operate all aspects of its business in a manner not less favorable to it than those now in existence.

     3.05 Officers. The Borrower will use its reasonable efforts to cause its
          --------
current chief executive officer and chief operating officer to remain engaged in the active management of the Borrower and to perform duties substantially similar to those presently performed by such officers. In the event the retirement, termination or death of any of such Person, such Person shall be replaced by a Person having similar business experience and expertise.

     3.06 Notice of Litigation. Promptly after the commencement thereof, the
          --------------------
Borrower shall furnish the Bank notice of all material actions, suits and proceedings before any court or govenmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its Subsidiaries

     3.07 Notice of ERISA Requirements. As soon as possible and in any event
          ----------------------------
within thirty (30) days after the Borrower knows or has reason to know that any reportable event, accumulated funding deficiency, prohibited transaction, disqualification or termination (as such terms are defined in the ERISA) with respect to any Plan has occurred, the Borrower shall furnish the Bank with the statement of the chief financial officer of the Borrower setting forth details as to such event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such event to the PBGC. For purposes of this Agreement, "Plan" shall mean any employee benefit plan maintained in whole or in part for employees of the Borrower or any of its Subsidiaries which is subject to the provisions of Title IV of the ERISA, or subject to the minimum funding standards under Section 412 of the Internal Revenue Code of 1986, as amended from time to time.

     3.08 Other Events. The Borrower shall promptly notify the Bank of any
          ------------
default under or violation of any agreement, law or regulation to which the Borrower or any of its Subsidiaries is a party or by which it is bound. Each of the Borrower and its Subsidiaries shall promptly perform all of its obligations under any agreements to which it is a party and shall use its best efforts to ensure compliance by other parties with such agreements.

     3.09 Compliance with Laws. Each of the Borrower and its Subsidiaries shall
          --------------------
comply at all times with all statutes, regulations, orders and judgments to which it is subject.

     3.10   Access. The Bank (by any of its officers. employees or agents) shall
            ------
have the right, exercisable as frequently as the Bank reasonably determines to be appropriate, to inspect, audit and make extracts from all of the records. files and books of account of the Borrower and each of its Subsidiaries. All costs, fees and expenses incurred by the Bank, or for which the Bank has become obligated, in connection with any such inspection, audit and verification shall be payable by the Bank. Each of the Borrower and its Subsidiaries shall instruct its banking and other financial institutions to make available to the Bank such information and records as the Bank may reasonably request.

     3.11   Deposits. Each of the Borrower and its Subsidiaries shall maintain
            --------
its primary deposit accounts with the Bank.

     3.12   Further Assurances. If at any time counsel for the Bank is of the
            ------------------
reasonable opinion that any portion of the Obligations is not secured or will or may not be secured by a first priority lien on the Property described in the Security Agreement, or as contemplated herein, subject only to exceptions described in the Security Agreement, as the case may be, then the Borrower shall, after written notice of such opinion from the Bank, do all things and matters necessary to assure to the reasonable satisfaction of counsel for the Bank that any part of the Obligations then existing or thereafter to be created is secured or will be secured as contemplated by this Agreement.

                                   ARTICLE 4
                              NEGATIVE COVENANTS
                              ------------------

     4.01   Liens. Neither the Borrower nor any Subsidiary will create, incur,
            -----
assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of the assets of the Borrower or any Subsidiary now or hereafter owned, or enter into or suffer to exist any conditional sales contracts dr other title retention agreements except for Permitted Liens. For purposes hereof, Permitted Liens shall mean:

            (a)  liens in favor of the Bank;

            (b) the lien of ad valorem and other taxes and assessments not yet due and payable;

            (c) Liens on equipment and other assets to secure indebtedness permitted hereunder to finance the acquisition thereof;

            (d) liens arising out of pledges, deposits, or other amounts owed under worker's compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation, or to secure payment of premiums for insurance purchased in the usual course of operations or in Connection with self-insurance or to secure the performance of bids, tenders or trade contracts incurred in the ordinary course of operations and not in connection with the borrowing of money;

          (e) deposits for indemnity bonds and other bonds required in the ordinary course of the Borrower's or any Subsidiary's business, and not in connection with borrowed money;

          (f) inchoate materialmen's, suppliers', operators', mechanics', workmen's, repairmen's, employees', carriers', warehousemen's or attorneys' liens or other like statutory liens arising in the ordinary course of business and securing obligations (i) which are not delinquent or (ii) the amounts or validity of which are being contested in good faith as to which the Borrower or any Subsidiary has established appropriate funded reserves to the extent required by GAAP;

          (g) deposits made by the Borrower or any Subsidiary in the ordinary course of business;

          (h) liens of financial institutions arising in the ordinary process of collection of instruments; and

          (i) statutory landlord's liens so long as amounts secured thereby are not past due bv more than 30 days.

     4.02 Obligations.
          -----------

          (a) Neither the Borrower nor any Subsidiary is or will become directly or indirectly obligated in any way for any obligation for borrowed money or Capital Leases except for Permitted Obligations, For purposes hereof, Permitted Obligations shall mean:

               (i) any and all obligations now or hereafter owed by the Borrower or any Subsidiary to the Bank;

               (ii) customer deposits in the ordinary course of business;

               (iii) obligations subordinated to the Obligations pursuant to subordination agreements acceptable to the Bank; and

               (iv) other obligations in an aggregate principal amount, on a combined basis as to all such other obligations, not exceeding $250,000.

          (b) Notwithstanding any contrary provision herein, the Borrower and such Subsidiaries shall be entitled to incur and maintain Capital Leases and purchase money indebtedness, in addition to existing amounts permitted under the foregoing subparagraph (a), to finance the Borrower's or any Subsidiary's acquisition or lease of equipment or other assets so long as the aggregate principal amount of such purchase money obligations and Capital Lease obligations, on a combined basis, incurred during each fiscal year will not exceed $250,000.

            (c) Neither the Borrower nor any Subsidiary shall: (i) guarantee or purchase any obligations of any other Person; (ii) enter into any credit support, financial maintenance, credit enhancement or similar arrangement in favor of any Person; or (iii) enter into any other transaction which is intended to assure performance of the obligations of any other Person.

     4.03   Merger: Consolidation; Sale of Substantial Assets. Neither the
            -------------------------------------------------
Borrower nor any Subsidiary will merge into or with, consolidate with, or sell all or a substantial part of its assets to, any other Person.

     4.04   Loans and Investments.
            ---------------------

            (a) Neither the Borrower nor any Subsidiary shall purchase any stock, securities or evidence of indebtedness, or make or permit to exist any loans or advances to, or make any investment or acquire any interest in, any other Person (except, however, that the Borrower and its Subsidiaries shall be entitled to make acquisitions in accordance with the terms of subparagraph (b) below). Neither the Borrower nor any Subsidiary shall, without the Bank's prior written consent, enter into partnership or joint venture agreements with any other Person (except, however, that the Borrower and its Subsidiaries shall be entitled to enter into such agreements so long as the aggregate investment of the Borrower and its Subsidiaries in such partnerships and joint ventures, on a combined basis, does not exceed S250,000). Notwithstanding the foregoing: (i) the Borrower and its Subsidiaries may sell inventory on credit in the ordinary course of business; (ii) the Borrower and its Subsidiaries may extend credit and make advances (including, without limitation, advances to officers) in the ordinary course of business so long as the total outstanding amount of such credit and advances, on a combined basis under this subparagraph (ii), does not exceed $10,000 at any time; and (iii) the Borrower and its Subsidiaries may invest in Eligible Securities. For purposes hereof, Eligible Securities" shall mean: (i) direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute the full faith and credit of the United States of America so long as all such obligations mature within one year of the date of issuance thereof; (ii) commercial paper rated P-1 or better by Moody's and maturing within one year of the date of issuance thereof; (iii) certificates of deposit issued by any United States commercial bank having capital and surplus of not less than $100,000,000; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in the foregoing clause (i) entered into with a United States commercial bank having capital and surplus of not less than $100,000,000; and (v) other investments contemplated in the Borrower's investment policy approved from time to time by the Borrower's board of directors.

            (b) The Borrower and its Subsidiaries shall be entitled to acquire businesses through stock acquisitions, asset purchases or mergers upon satisfaction of the following conditions:

               (i) Each such acquisition shall be made on arms' length terms. The Borrower and its Subsidiaries shall, after consummation of the acquisition, own and control not less than 100% of the outstanding equity and voting rigts in any Person acquired by the Borrower or any such Subsidiary in connection with the acquisition.

               (ii) The Person acquired, or the business acquired, must be in the same or a related line of business as the Borrower.

               (iii) The aggregate acquisition consideration payable by the Borrower and its Subsidiaries for any acquisition shall not exceed 40% of the Borrower's consolidated Tangible Net Worth (as defined below) (before giving effect to the acquisition) (except, however, that the Borrower and its Subsidiaries shall be entitled to make acquisitions for acquisition consideration in excess of such amount with the Bank's prior written consent). The acquisition consideration payable in connection with any such acquisition shall mean the sum of the following items (without duplication): (aa) all cash paid by the Borrower and its Subsidiaries in connection with the acquisition; (bb) the fair market value transferred (including, without limitation, the fair market value of all securities issued) by the Borrower and its Subsidiaries in connection with the acquisition; (cc) the principal amount of all indebtedness and other amounts payable by the Borrower and its Subsidiaries to the sellers or other Persons in connection with the acquisition; (dd) the principal amount of all obligations assumed by the Borrower and its Subsidiaries in connection with any asset acquisition; (ee) all amounts paid or payable under or with respect to covenants not to compete or deferred compensation agreements in connection with the acquisition; and (ff) all amounts paid or payable under or with respect to master brokerage agreements and similar agreements in connection with the acquisition.

               (iv) The Borrower shall have given the Bank not less than fourteen days prior notice of each acquisition. The notice shall include: (aa) the name of the Person or business to be acquired (or, as applicable, the name of any Person selling assets to the Borrower or any Subsidiary); (bb) financial statements for such company or business as of and for the end of its two most recent fiscal years and, if available, as of and for the end of its most recent fiscal quarter; and (cc) any projections provided to the Borrower or used by the Borrower for the Person or business to be acquired in connection with the acquisition. The Borrower shall thereafter provide the Bank such additional information concerning the acquisition as the Bank may reasonably request.

               (V) The Borrower shall have prior to the consummation of the acquisition provided the Bank with a certificate executed by the Borrower's chief financial officer or other senior financial officer demonstrating that the acquisition will not result in a default under the financial and other covenants hereunder: (aa) at *the time such acquisition is consummated after giving effect to such acquisition; and (bb) on a projected basis based upon reasonable projections after giving effect to such acquisition.

               (vi)   The acquisition will not result in a Default under Section
            4.08 hereof. In addition, the acquisition will not result in a default under the financial and other covenants hereunder: (aa) at the time such acquisition is consummated after giving effect to such acquisition; and (bb) on a projected basis based upon reasonable projections after giving effect to such acquisition.

               (vii) The Borrower shall have taken, simultaneously with the consummation of the acquisition, all such action as may be required to cause each Subsidiary directly or indirectly acquired in connection therewith, or resulting therefrom, to guaranty all obligations of the Borrower under the Loan Documents pursuant to a guaranty acceptable to the Bank.

               (viii) For purposes hereof, "Tangible Net Worth" shall mean, at any time the same is to be determined, the total shareholders' equity (including capital stock,additional paid-in capital and retained earnings after deducting treasury stock) that would appear on the balance sheet of the Borrower determined on a consolidated basis in accordance with GAAP less (aa) the aggregate book value of all assets that would be classified as intangible assets under GAAP, including, without limitation, goodwill, patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount arid expense, organization costs and deferred research and development expense) and similar assets; (bb) the write-up of assets above cost; (cc) any amounts owed to the Borrower or any Subsidiary by officers, directors, employees, stockholders, or other Affiliates of such entity (except as otherwise approved from time to time by the Bank); and (dd) the book value of all assets of the Borrower or any Subsidiary located outside of the United States of America.

            (c) The Borrower shall not form or create any new Subsidiary on or after the date hereof except for the sole purpose of consummating acquisitions in accordance with the terms of subparagraph (b) above. Notwithstanding the foregoing, for so long as no Default has occurred hereunder, the Borrower shall be entitled to form or create new Subsidiaries so long as each such Subsidiary guarantees all of the Borrowers obligations under the Loan Documents pursuant to a guaranty satisfactory to the Bank.

     4.05   Sale or Pledge of Property. Neither the Borrower nor any Subsidiary
            --------------------------
will sell, lease or otherwise dispose of or transfer any of its interests in any of its assets except in the ordinary course of business.

     4.06   Sale and Leaseback. Neither the Borrower nor any Subsidiary will
            ------------------
enter into any arrangement with any Person (other than an Affiliate of the Borrower) providing for the leasing by the Borrower or any Subsidiary of Property which has been sold or is to be sold or transferred by the Borrower or any Subsidiary to such Person.

     4.07 Pension Plan Funding Deficiency. Neither the Borrower nor any
          -------------------------------
Subsidiary shall incur or suffer to exist any material accumulated funding deficiency within the meaning of the ERISA or incur any material liability to the PBGC (or any successor) established thereunder in connection with any Plan.

     4.08 Financial Covenants. The Borrower shall comply at all times with the
          -------------------
following financial covenants. All accounting terms not specifically defined herein shall be construed in accordance with GAAP as in effect on the date of this Agreement on a basis consistently applied.

          (a) The Borrower shall not permit its Debt Service Coverage Ratio to be less than 1.35 to 1.0 for any consecutive four quarter period (calculated on a rolling four quarter basis). The Debt Service Coverage Ratio shall be the Borrower's consolidated net income, less Distributions (as defined herein), plus (to the extent deducted in calculating net such income) depreciation, amortization and interest expense, for the four fiscal quarters ending as of the end of each fiscal quarter, divided by interest expense, current maturities of long term debt and current maturities of Capital Leases payable on a consolidated basis during such fiscal quarters. For purposes hereof, "Distributions" shall mean all dividends and other distributions to shareholders during any applicable period

          (b) The Borrower shall not permit its Debt Ratio to exceed 3.0 to 1 as of the end of any fiscal quarter. For purposes hereof, the Debt Ratio shall the ratio of: (i) the Borrower's Funded Debt as of the end of each fiscal quarter to (ii) the Borrower's consolidated net income before income taxes plus, to the extent deducted in calculating such net income, interest, depreciation and amortization, for the four fiscal quarters ending on such date.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     The Borrower represents and warrants, and so long as this Agreement is in effect or any part of the Obligations remains unpaid, shall continue to represent and warrant at all times, that:

     5.01 The Borrower. Each of the Borrower and its Subsidiaries is a
          ------------
corporation duly incorporated and validly existing under and by virtue of its state of incorporation. Each of the Borrower and its Subsidiaries is duly licensed and qualified in all other states and jurisdictions wherein the nature of the business transacted by it or the ownership of its properties makes such licensing or qualification as a foreign corporation necessary, if any, except where the failure to be so qualified would not have a Material Adverse Effect. Each of the Borrower and its Subsidiaries: (a) holds in full force and effect all permits, licenses and franchises necessary for it to carry out its operations in conformity with all material applicable laws and regulations; and
(b) has full and adequate power to own its Property and conduct its business as now conducted.

     5.02 Authorization, Conflicts and Validity. The execution and delivery of
          -------------------------------------
this Agreement and each of the other Loan Documents to which the Borrower is or will be a party and the performance by the Borrower of all of its obligations thereunder: (a) have been duly authorized by all requisite corporate action; (b) will not violate or be in conflict with (i) any material provision of applicable law (including, without limitation, any applicable usury or similar law); (ii) any material order, rule or regulation of any court or other governmental authority to which the Borrower is subject; (iii) any material provision of its certificate of incorporation or bylaws, including any amendments thereto, or any resolution with continuing effect adopted by its Board of Directors or shareholders; or (iv) any material provision of any shareholders agreement or trust respecting securities of its issue or related rights; (c) will not violate, be in conflict with, result in a breach of or constitute a default (with or without the giving of notice or the passage of time or both) under any material instrument, indenture, agreement or other obligation to which it is a party or by which it or any of its assets and properties is or may be bound or subject; and (d) except as specifically contemplated or permitted by this Agreement or any other Loan Documents, will not result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of its assets and properties. The Loan Documents to which the Borrower is or will be a party when executed and delivered will be legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms and provisions.

     5.03   Consents. No consent, approval or authorization of, or registration,
            --------
declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of the Borrower) (other than the filing of any required financing statements to perfect the Bank's security interest in collateral) is required as a condition precedent, concurrent or subsequent to or in connection with the due and valid execution, delivery and performance by the Borrower of this Agreement or any other Loan Document to which it is or will be a party, or the legality, validity, binding effect or enforceability of any of the respective representations, warranties, covenants and other terms and provisions thereof. Each franchise, license, certificate, authorization, approval or consent from any governmental authority material to the present conduct of the business and operations of the Borrower, or required for the acquisition, ownership, improvement, operation or maintenance by it of any material portion of the assets and properties it now owns, operates or maintains, has been obtained and validly granted, is in full force and effect and constitutes valid and sufficient authorization therefor.

     5.04   Financial Statements. The Borrower made available to the Bank
            --------------------
financial statements as of and for the fiscal year ending December 31, 1999, and the period ending September 30, 2000. Those financial statements fairly present the financial condition of the Borrower and the results of its operations as of the dates thereof, Those financial statements have been prepared in accordance with GAAP consistently applied throughout the periods involved, except for changes, if any, stated in any related accountants reports. The Borrower does not have any contingent liabilities that are material to it other than as indicated on such financial statements.

     5.05   Changes in Financial Condition. Since September 30, 2000, there has
            ------------------------------
been no material adverse change in the assets, the financial condition or business prospects of the Borrower from that set forth or reflected in the financial statements as of that date. The Borrower is current in the payment of all of its debts and performance of all of its material obligations.

     5.06 Legal or Administrative Proceedings. There are no material actions,
          -----------------------------------
suits, investigations or proceedings by any Person pending or, to the best knowledge of the Borrower, threatened against the Borrower or any Subsidiary or to which any of them is a party involving the possibility of any material adverse judgment or liability not fully covered by insurance or by adequate reserves set up on the books of the Borrower or any Subsidiary.

     5.07 Assets. The Borrower and its Subsidiaries have good and marketable
          ------
title to (or valid leasehold interests in) all of their assets reflected in the financial statements dated September 30, 2000, and such assets are free and clear of all Liens and charges except for Permitted Liens.

     5.08 Trademarks, Franchises and Licenses. Each of the Borrower and its
          -----------------------------------
Subsidiaries owns, possesses or has the right to use all necessary patents, licenses, software, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how and confidential commercial and proprietary information to conduct its businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person.

     5.09 Losses. Since September 30, 2000, no material loss, damage,
          ------
destruction or talking of any of the physical properties of the Borrower or any Subsidiary has occurred that has not been fully restored or replaced, or that is not fully covered by insurance, and neither the Property nor business of the Borrower or any Subsidiary has been adversely affected in any substantial way as the result of any accident, strike, lockout, combination of workmen, embargo, riot, war, act of God or public enemy. Neither the Borrower nor any of its officers is aware of any material adverse fact concerning the conditions or future prospects of the Borrower or any Subsidiary that has not been fully disclosed in writing to the Bank.

     5.10 Corporate Restrictions. The Borrower is not a party to any contract or
          ----------------------
subject to any charter or other corporate restriction that would materially and adversely affect its Property or business, or its ability to perform its obligations under the Loan Documents.

     5.11 Taxes. The Borrower has filed all federal and state tax returns that
          -----
are required to be filed, and has paid all taxes as shown on the returns and on all assessments received by it to the extent that the taxes have become due. Proper and, in the Borrower's judgment, accurate amounts have been withheld by the Borrower from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies.

     5.12 Default. There exists as of the date hereof no Default.
          -------

     5.13 Other Representations. All warranties and representations of the
          ---------------------
Borrower contained in any of the Loan Documents are true and accurate in all material respects.

     5.14   ERISA. The Borrower has fulfilled its obligations under the minimum
            -----
funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it. The Borrower has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. The Borrower does not have any contingent liabilities with respect to any post-retirement benefits under any Plan or Welfare Plan, other than liability for continuation coverage described in Article 6 of Title I of ERISA.

     5.15   Compliance with Laws. Each of the Borrower and its Subsidiaries is
            --------------------
in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to its Property or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), non-compliance with which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries have not received any notice to the effect that their operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial actions needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     5.16   Purpose of the Borrower. The Borrower does not own any "margin
            -----------------------
security" within the meaning of Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System. None of the proceeds of the loan by the Bank to the Borrower will be used for the purpose of purchasing or carrying any margin security or for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry a margin security or for any other purpose that might constitute this transaction a "purpose credit" within the meaning of Regulation U, as now in effect or as it may hereafter be amended. Neither the Borrower nor any agent acting on its behalf has taken or will take any action that might cause this Agreement or any Loan Document to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be amended.

     5.17   Payment of Loan Proceeds. The Bank is authorized to disburse all
            ------------------------
proceeds of any loan to the Borrower hereunder directly to or upon the order of any officer of the Borrower without looking into the use of those proceeds.

     5.18   Solvency. After giving effect to the full funding of the loans
            --------
contemplated herein, the Borrower will be solvent. "Solvent" shall mean, when used with respect to any Person, that: (a) such Person does not intend to incur, and does not believe and has no reason to believe that it will incur, debts beyond its ability to pay as they become due; (b) the sum of such Person's assets is greater than all of such Person's liabilities at a fair valuation; (c) such Person has sufficient cash flow to enable it to pay its debts as they become due; and (d) such Person does not have unreasonably small capital to carry on such Person's business as theretofore operated and all businesses in which such Person is about to engage. "Fair valuation" is intended to mean that value that can be obtained if the assets are sold within a reasonable time in arms-length transactions in an existing and not theoretical market.

     5.19 Federal Acts. The Borrower is not an "investment company" or a company
          ------------
"controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility holding company" within the meaning of the Public Utility Holding Company Act.

     5.20 Affiliate Transactions. The Borrower is not a party to any contracts
          ----------------------
or agreements with any of its Affiliates on terms and conditions that are less favorable to the Borrower than would be usual and customary in similar contracts or agreements between Persons not affiliated with one another.

     5.21 Full Disclosure. The statements and information furnished to the Bank
          ---------------
in connection with the negotiation of this Agreement and the other Loan Documents and the commitment by the Bank to provide all or part of the financing contemplated hereby do not contain any untrue statements of a material fact or omit a material fact necessary to make material statements contained herein or therein not misleading. The Bank acknowledges that as to any projections furnished to the Bank, the Borrower only represents that the same were prepared on the basis of information and estimates that the Borrower believed to be reasonable.

     5.22 Subsidiaries. As of the date hereof, the Borrower owns no Subsidiaries
          ------------
other than: (a) Alabama Tissue Center, Inc.; (b) Georgia Tissue Bank, Inc.; and
(c) any other subsidiary listed on Exhibit 21 to the Borrower's Registration Statement on Form S-l filed prior to the date hereof with the Securities and Exchange Commission under file number 333-35756.

                                   ARTICLE VI
                               EVENTS OF DEFAULT
                               -----------------

     6.01 Events of Default. Each of the following events shall constitute an
          -----------------
"Event of Default" hereunder:

          (a) if the Borrower defaults in the payment of any principal, interest or other amount under the Note, either by the terms thereof or otherwise as provided herein and such default continues for a period of five days thereafter; or

          (b) if the Borrower or any Subsidiary defaults: (i) in any payment of principal of or interest on any other obligation in an amount exceeding $25,000 beyond any period of grace provided with respect thereto or (ii) in the performance or observance of any other agreement, term, or condition contained in any agreement under which any such obligation is created if the effect of such default is to cause, or permit the holder or holders of such obligation (or trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity; or

     (c) if any statement, representation or warranty made by the Borrower or any Subsidiary herein or in any writing now or hereafter furnished in connection with or pursuant to the Loan Documents or in connection with any audit shall be false in any material respect; or if the Borrower or any Subsidiary omits or fails to disclose within 10 days any substantial contingent or liquidated liabilities, or any material adverse change in facts previously disclosed by any statement, representation, certificate or warranty to the Bank; or

     (d) if the Borrower or any Subsidiary defaults in the performance or observance of any covenants contained in Sections 4.08 hereof; or

     (e) (i) if any Event of Default occurs under any Loan Document; or (ii) if the Borrower or any Subsidiary defaults in the performance or observance of any other agreement, covenant, term or condition contained herein or in any other Loan-Document and such default shall not have been remedied within 30 days after written notice thereof is sent by the Bank to the Borrower except, however, that an Event of Default shall not be deemed to have occurred if the Borrower or the Subsidiary, as the case may be, commences, to cure such default within such 30-day period and the Borrower, or such Subsidiary, as the case may be, completes such cure within 60 days after such notice; or

     (f) if the Borrower or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as they become due; or

     (g) if any order, judgment or decree is entered under the bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction adjudicating the Borrower or any Subsidiary, bankrupt or insolvent; or

     (h) if the Borrower or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of a trustee, receiver, custodian, liquidator, or similar official, of the Borrower or any Subsidiary or of any substantial part of the assets of the Borrower or any Subsidiary, or commences a voluntary case under the Bankruptcy Code of the United States or any proceedings relating to the Borrower or any Subsidiary, under the bankruptcy, insolvency, or moratorium law of any other jurisdiction, whether now or hereafter in effect; or

     (i) if any such petition or application is filed, or any such proceedings are commenced, against the Borrower or any Subsidiary and if the Borrower or the Subsidiary by any act indicates its approval thereof, consent thereto, or acquiescence therein, or an order is entered in an involuntary case under the Bankruptcy Code of the United States, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator, or similar official, or approving the petition in any proceedings, and such order remains unstayed and in effect for more than 60 days; or

          (j) if any order is entered in any proceedings against the Borrower or any Subsidiary decreeing the dissolution or split-up of the Borrower or any Subsidiary or if the Borrower or any Subsidiary dissolves (or is dissolved or its existence is terminated; or

          (k) if any judgment or judgments are entered against the Borrower or any Subsidiary, or against the Property of any such Person, in an aggregate amount in excess of $50,000 that remains unvacated, unbonded, unstayed or unsatisfied for a period of 45 days; or

          (1) if any Default or Event of Default occurs under that certain Construction Loan Agreement (as amended or restated from time to time, the "Construction Loan Agreement") dated April 2, 2001, as amended or restated from time to time, by and between the Bank and the Borrower.

     6.02 Default. A "Default" shall be deemed to have occurred hereunder if any
          -------
event or condition occurs that would constitute an Event of Default hereunder upon the satisfaction of any requirement for notice or passage of time in connection with such event or condition

     6.03 Remedies. If any Default shall occur, any obligation of the Bank to
          --------
make advances hereunder or under any Loan Document shall be terminated without notice to the Borrower. In addition, if any Event of Default shall occur, the Bank may by notice to the Borrower, effective upon dispatch, declare the entire unpaid principal amount then outstanding under the Loan Documents, all interest accrued and unpaid under the Loan Documents and all other Indebtedness of the Borrower to the Bank under this Agreement or any of the other Loan Documents to be forthwith due and payable. Thereupon, the then outstanding principal amount under the Loan Documents, all such accrued interest and all such other Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and the Bank may immediately enforce payment of all such amounts and exercise any or all of the rights and remedies of the Bank under this Agreement and other Loan Documents, including without limitation the right to resort to any or all collateral securing any obligations under the Loan Documents and exercise any or all of the rights of a secured party pursuant to the Uniform Commercial Code of Florida and other applicable similar statutes in other jurisdictions.

     6.04 Termination of Rights to Advances; Automatic Acceleration.
          ---------------------------------------------------------
Notwithstanding anything herein to the contrary, (a) the Borrower's right, if any, to obtain any additional advances or credit under the Loan Documents shall automatically terminate upon the initiation against the Borrower or any Subsidiary of any proceeding under the Federal Bankruptcy Code, or upon the occurrence of any Event of Default described in subparagraphs (f), (g), (h), (i) or (j) of Section 6.01, and (b) all Obligations shall automatically be and become immediately due and payable upon the occurrence of any Event of Default described in subparagraphs (g), (h) or (i) of Section 6.01,

     6.05   Additional Rights of Bank.
            -------------------------

            (a) The Borrower acknowledges that its timely and complete compliance with all of the terms and conditions contained in the Loan Documents is a material consideration for the Bank's extension of the credit facilities evidenced by the Note. In addition To all other rights and remedies that the Bank has upon the occurrence of an Event of Default, the Bank, in its sole discretion, may: (i) waive its rights resulting from such Event of Default; and (ii) charge the Borrower a fee for such waiver.

            (b) The Borrower acknowledges that the Bank's ability to monitor the loans evidenced by the Note is dependent upon the Borrower's providing all financial statements and other information required in Section 3.01 hereof within the time periods set forth in such section. In addition to all other rights and remedies that the Bank has upon the occurrence of an Event of Default, the Bank may by notice to the Borrower assess the Borrower a late fee upon each failure by the Borrower to deliver financial statements or information within the time periods set forth in Section 3.01 hereof (whether or not such failure constitutes a Default or an Event of Default hereunder). The amount of such late fee shall equal the greater of: (i) $500.00; or (ii) 0.10% of the face amount of the Note. The Borrower shall pay such fee no later than ten days after the Bank has notified the Borrower of such assessment. The Bank may assess the late fee on successive occasions based upon any successive failures to deliver financial statements or financial information within the periods required herein. The Bank's assessment of any such fee, and the Borrower's payment of the same, shall not be deemed to be a waiver of the Borrower's continuing obligation to provide financial statements and other information required hereunder.

     6.06   Cross Default. The Borrower agrees than any Event of Default
            -------------
hereunder shall also constitute a Default under the Construction Loan Agreement.

                                  ARTICLE VII
                                 MISCELLANEOUS
                                 -------------

     7.01   Expenses. The Borrower agrees to pay, and save the Bank harmless
            --------
against liability for the payment of, all reasonable out-of-pocket expenses arising in connection with this transaction (including any renewals or modifications relating hereto), including any state documentary stamp taxes or other taxes (including interest and penalties, if any) that may be determined to be payable in connection with the execution and delivery of any Loan Document or any renewal or modification of any Loan Document, and the reasonable fees and expenses of the Bank's counsel. The Borrower acknowledges that it has participated with the Bank in establishing the structure of this transaction and that it has independently determined the amount of documentary stamp and other taxes due in connection herewith. The Borrower has not relied upon representations of the Bank or its counsel in calculating the amount of such taxes, and the Borrower shall be liable for any additional taxes (including interest and penalties) that may be due in connection with this transaction or any renewals hereof. If an Event of Default shall occur, the Borrower shall also pay all of the Banks costs of collection including reasonable Bank employee travel expenses, court costs and reasonable fees of attorneys and legal assistants (whether incurred in connection with trial or appellate proceedings). The Borrower authorizes the Bank to make advances under the Notes and to debit its deposit accounts to pay all expenses and all other amounts now or hereafter due under any Loan Document.

     7.02 Survival of Representations and Warranties. All representations and
          ------------------------------------------
warranties contained herein or made in writing by the Borrower in connection herewith shall survive the execution and delivery of the Loan Documents.

     7.03 Successors and Assigns. All covenants and agreements in this Agreement
          ----------------------
contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. The Borrower shall not be entitled to assign its rights hereunder. The Bank may, without the Borrower's consent, assign all or part of its rights hereunder or grant participations herein. The Bank may disclose to any such assignee or participant (or any prospective assignee or participant) such information concerning the Borrower and its Affiliates as the Bank deems appropriate. The Borrower acknowledges that the Bank currently intends to sell or assign a 40% interest in the Loan Documents to one, or more participating financial institutions. If the Bank is unable to sell or assign a 40% interest in the Loan Documents, then the Borrower shall upon request of the Bank, after consultation with the Bank, agree to such modifications in the pricing, structure and other terms governing the Line of Credit as the Bank may require to facilitate a sale or assignment of such interest.

     7.04 No Third Party Beneficiaries. There are no third party beneficiaries
          ----------------------------
to this Loan Agreement.

     7.05 Notices. All communications, notices or demands provided for hereunder
          -------
or under any other Loan Document to which the Borrower is a party shall be sent by first class mail, by courier, by hand or by certified mail as follows or to such other address with respect to any party as such party shall notify the others in writing:

     To the Bank:        Bank of America, N.A.
                         9000 Southside Blvd., Bldg. 100
                         Jacksonville, Florida 32256
                         Attn: Commercial Loan Administration

     To the Borrower:    Regeneration Technologies, Inc.
                         One Innovation Drive
                         Alachua, Florida 32615
                         Attn: President

Except as otherwise specifically set forth herein, each such communication, notice or demand shall be deemed given: (i) when deposited in the mail with proper postage affixed if sent by mail; or (ii) when actually delivered to the appropriate address if sent by courier or by hand.

     7.06   Applicable Law. This Agreement shall be construed and enforced in
            --------------
accordance with the laws of the State of Florida.

     7.07   Headings. The descriptive section headings herein have been inserted
            --------
for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

     7.08   Counterparts. This Agreement may be executed simultaneously in
            ------------
several counterparts. Each counterpart shall be deemed an original.

     7.09   Remedies Cumulative. All rights and remedies of the Bank hereunder
            -------------------
are cumulative and in addition to any rights and remedies that the Bank may have under the laws of Florida. The Bank's exercise of any one right or remedy against one party hereto will not deprive the Bank of any right or remedy against that party or any other parties hereto. No right, power or remedy conferred upon or reserved to the Bank under this Agreement or any other of the Loan Documents is exclusive of any other tight, power or remedy in any of the Loan Documents, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under any other Loan Documents; or now hereafter existing at law, in equity or by statute.

     7.10   Delay or Omission. No delay or omission of the Bank to exercise any
            -----------------
right, power or remedy under any of the Loan Documents or accruing upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence therein, Every right, power and remedy given to the Bank under any of the Loan Documents may be exercised from time to time and as often as may be deemed expedient by the Bank.

     7.11   No Waiver of One Default to Affect Another. No waiver of any Default
            ------------------------------------------
or Event of Default hereunder shall extend to or affect any subsequent Default or Event of Default or any other Default or Event of Default then existing, or impair any rights, powers or remedies consequent thereon.

     7.12   Changes. No term of any Loan Document may be changed, waived,
            -------
discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     7.13   Severability. If any portion of any Loan Document is declared void
            ------------
by any court as illegal or against public policy, the remainder of the Loan Documents in question shall continue in full effect.

     7.14   Lost or Damaged Note. Upon receipt by the Borrower of evidence
            --------------------
reasonably satisfactory to it of the loss, theft, destruction or mutilation of the Note (the "Lost Note") and of an indemnity agreement reasonably satisfactory to the Borrower, the Borrower will make and deliver to the Bank a new Note of like tenor, date and principal amount in lieu of the Lost Note.

     7.15 Merger. This Agreement supersedes and replaces any commitment letter
          ------
relating to the Obligations. Except as "otherwise expressly provided for in the Loan Documents no termination or cancellation (regardless of cause or procedure) of the financing under this Agreement shall in any way affect or impair the obligations, duties, and liabilities of the Borrower or the rights of the Bank relating to any transaction or event occurring prior to such termination. All undertakings, agreements, indemnifications, covenants, warranties and representations contained in the Loan Documents shall survive such termination or cancellation.

     7.16 Arbitration. The parties agree to the following arbitration
          -----------
provisions:

          (a) This Section 7.16 governs the resolution of any controversies or claims between the Borrower and the Bank, whether arising in contract, tort or by statute, including but not limited to controversies or claims (collectively, a "Claim") that arise out of or relate to: (i) this Loan Agreement (including any renewals, restatements, extensions or modifications hereof); or (ii) any document related to this Loan Agreement.

          (b) At the request of the Borrower or the Bank, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the "Act").The Act will apply even though this Loan Agreement provides that it is governed by the law of a specified state. Arbitration proceedings will be determined in & accordance with the Act, the rules and procedures for the arbitration of financial services disputes of JAMS/Endispute or any successor thereof ("JAMS"), and the terms of this Section. In the event of any inconsistency, the terms of this Section shall control. The arbitration shall be administered by JAMS and conducted in any United States state where real or tangible personal Property collateral for this credit is located or if there is no such collateral, in Florida. All Claims shall be determined by one arbitrator. However, if Claims exceed $5,000,000, upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within 90 days of the demand for arbitration and close within 90 days of commencement and the award of the arbitrator or arbitrators, as the case may be, shall be issued within 30 days of the close of the hearing. However, the arbitrator or arbitrators, as the case may be, upon a showing of good cause, may extend the commencement of the hearing for up to an additional 60 days. The arbitrator or arbitrators, as the case may be, shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

          (c) The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the termsof this Loan Agreement.

            (d) This Section 7.16 does not limit the right of the Borrower or the Bank to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or nonjudicial foreclosure against any real or personal Property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

            (e) By agreeing to binding arbitration, the Borrower and the Bank irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim. Furthermore, without intending in any way to limit this Loan Agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim. This provision is a material inducement for the Borrower's executing, and the Bank's accepting, this Loan Agreement. No provision in this Loan Agreement or in any document related hereto regarding submission to jurisdiction or venue in any court is intended or shall be construed to be in derogation of the provisions of this Loan Agreement or in any such other document for arbitration of any controversy or claim.

     7.17   Amended and Restated Agreement. This Agreement amends and restates
            ------------------------------
that certain Loan Agreement dated September 24, 1999, by and between the Bank and the Borrower.

     7.18.  NOTICE OF FINAL AGREEMENT. THIS WRITTEN LOAN AGREEMENT REPRESENTS
            -------------------------
THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement on the day and year first above written.



                                 REGENERATION TECHNOLOGIES,INC.

                                 By: /s/ Richard R. Allen
                                    -----------------------------
                                    Its: CFO/Sec/Treas
                                    -----------------------------


                                 BANK OF AMERICA, N.A.


                                 By: /s/ Cynthia M. Stringfield
                                    -----------------------------
                                    Its: Asst. Vice President
                                    -----------------------------

STATE OF GEORGIA

COUNTY OF CAMDEN

     The foregoing instrument was executed, acknowledged and delivered before me this 17th day of April, 2001, by Richard R Allen the CFO/SEC/TREAS of Regeneration Technologies, Inc., on behalf of the corporation, in Camden County, Georgia.

                             /s/ SUZANNE A. GUAY
                             ---------------------------------------------------
                             Notary Public, State and County
                              Aforesaid
                             Print Name: SUZANNE A. GUAY
                                        ----------------------------------------
                             My commission expires: Notary Public, Camden
                                                   -----------------------------
                                                    County, Georgia
                                                   -----------------------------
                             My commission number: My Commission Expires
                                                  ------------------------------
                                                   Aug. 21, 2004
                                                  ------------------------------

                             (NOTARIAL SEAL)

                                  APPENDIX I


     The following terms when used in the Loan Agreement shall have the following meanings;

     "Affiliate" means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by conduct or otherwise.

     "Bank" is defined in the introductory paragraph of the Loan Agreement.

     "Borrower" is defined in the introductory paragraph of the Loan Agreement.

     "Borrowing Base" is defined in Section 1.02(b) of the Loan Agreement.

     "Business Day" means each day other than a Saturday, a Sunday or any holiday on which commercial banks in Jacksonville, Florida are closed for business.

     "Capital Lease" means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

     "Capital Lease Obligation" means the amount of the liability shown on the balance sheet of any Person in respect of a Capital Lease determined in accordance with GAAP.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

     "Collateral" means all properties, rights, interests and privileges from time to time subject, or intended to be subject, to the Liens granted to the Bank by the Collateral Documents.

     "Collateral Documents" means the Security Agreement and all other mortgages, deeds of trust, security agreements, assignments, financing statements and other documents as shall from time to time secure the Obligations or any guaranty thereof.

     "Construction Loan Agreement" is defined in Section 6.01(a) of the Loan Agreement.

     "Debt" means for any Person (without duplication): (a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness for the deferred purchase price of Property or services, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of a default are limited to repossession or sale of such Property), (d) all indebtedness secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of Property subject to such mortgage or Lien,
(e) all obligations under leases that shall have been or must be, in accordance with GAAP, recorded as Capital Leases with respect to which such Person is liable as lessee, (f) any liability in respect of banker's acceptances or letters of credit, (g) any indebtedness, whether or not assumed, secured by Liens on Property acquired by such Person at the time of acquisition thereof,
(h) all indebtedness, whether or not for borrowed money, represented by notes, drafts, bonds, debentures and similar instruments, and (i) all indebtedness referred to in clause (a), (b), (c), (d), (e), (f), (g) or (h) above which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which any of them have otherwise assured a creditor against loss. Debt shall not, however, include trade payables arising in the ordinary course of business that are not more than 90 days past due.

     "Debt Ratio " is defined in Section 4.08(b) of the Loan Agreement.

     "Debt Service Coverage Ratio " is defined in Section 4.08(a) of the Loan Agreement.

     "Default" is defined in Section 6.02 of the Loan Agreement.

     "Distributions" is defined in Section 4.08(a) of the Loan Agreement.

     "Eligible Receivables " is defined in Section 1.02(b) of the Loan
Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

     "Event of Default" means any event or condition identified as such in
Section 6.01 of the Loan Agreement.

     "Extension Date " is defined in Section 1.01(d) of the Loan Agreement.

     "Funded Debt" means, at any time, the aggregate principal amount of all Debt of a Person that is outstanding at such time.

     "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

     "Lien" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of and Property, including the interests of a vendor or lessor under any conditional sale, Cap&l Lease 0; other title retention arrangement.

     "Line of Credit" is defined in Section 1.01(a) of the Loan Agreement.

     "Loan Agreement" or "this Agreement" shall mean the Loan Agreement to which this Appendix is attached as such agreement may be amended or restated from time to time.

     "Loan Documents" shall mean and include this Agreement (as amended from time to time), the Note, the Security Agreement, all other Collateral Documents and all documents related to the foregoing documents. Loan Documents shall also include all documents executed by any Subsidiary on or after the date hereof.

     "Lost Note" is defined in Section 7.14 of the Loan Agreement.

     "Material Adverse Effect" means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and the Subsidiaries taken as a whole, (b) a material impairment of the ability of the Borrower or any Subsidiary to perform its obligations under any Loan Document, or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Borrower or any Subsidiary of any Loan Document or the rights and remedies of the Bank thereunder or (ii) the perfection or priority of any Lien granted under any Collateral Document.

     "Moody's" means Moody's Investors Service, Inc.

     "Note" is defined in Section 1.01(b) of the Loan Agreement.

     "Obligations" is defined in Section 1.03 of the Loan Agreement.

     "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

     "Permitted Liens" is defined in Section 4.01 of the Loan Agreement.

     "Permitted Obligations" is defined in Section 4.02(a) of the Loan
Agreement.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

     "Plan" means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by the Borrower or any Subsidiary for employees of any such Person or (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any Subsidiary is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Revolving Period" is defined in Section 1.01(d) of the Loan Agreement.

     "Security Agreement" is defined in Section 1.03 of the Loan Agreement.

     "Solvent" is defined in Section 5.18 of the Loan Agreement.

     "Subsidiary" means any corporation or other Person more than 50% of the outstanding ordinary voting shares or other equity interests of which is at the time directly or indirectly owned by the Borrower, by one or more of its Subsidiaries, or by the Borrower and one or more of its Subsidiaries.

     "Tangible Net Worth" is defined in Section 4.04(b)(viii) of the Loan Agreement

     "Welfare Plan" means a "welfare plan" as defined in Section 3(l) of ERISA.